Exhibit 10.2
     SECOND AMENDMENT dated as of August 22, 2008 (this “Amendment”), to the AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT dated as of April 20, 2007 (the “Credit Agreement”), among THE GOODYEAR TIRE & RUBBER COMPANY, an Ohio corporation (“Goodyear”); GOODYEAR DUNLOP TIRES EUROPE B.V., a corporation organized under the laws of the Netherlands; GOODYEAR DUNLOP TIRES GERMANY GMBH, a company organized under the laws of the Federal Republic of Germany; GOODYEAR GMBH & CO KG, a partnership organized under the laws of the Federal Republic of Germany; DUNLOP GMBH & CO KG, a partnership organized under the laws of the Federal Republic of Germany; GOODYEAR LUXEMBOURG TIRES S.A., a société anonyme organized under the laws of Luxembourg; the lenders party thereto (together with their successors and permitted assigns thereunder, the “Lenders”); J.P. MORGAN EUROPE LIMITED, as Administrative Agent (in such capacity, the “Administrative Agent”); and JPMORGAN CHASE BANK, N.A., as Collateral Agent.
          WHEREAS, on the terms and conditions set forth in the Credit Agreement, the Lenders have extended and agreed to extend credit to the Borrowers; and
          WHEREAS Goodyear and the Borrowers have requested that the Lenders amend, and the Lenders under the Credit Agreement whose signatures appear below, constituting at least the Majority Lenders, are willing to amend, certain provisions of the Credit Agreement on the terms and subject to the conditions set forth herein.
          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:
          SECTION 1. Defined Terms. Capitalized terms used and not defined herein shall have the meanings given to them in the Credit Agreement or, if not defined therein, in the Guarantee and Collateral Agreement, each as amended hereby or pursuant hereto.
          SECTION 2. Amendment of the Credit Agreement. Upon the effectiveness of this Amendment as provided in Section 5 below: (a) Section 1.01 of the Credit Agreement is hereby amended by inserting in the appropriate alphabetical positions the following new definitions:
     “German Reorganization” means the reorganization of the J.V. Subsidiaries organized under the laws of the Federal Republic of Germany as described in Schedule 1 to the Second Amendment to this Agreement dated as of August 22, 2008.
     “German Reorganization Date” means the date on which a Financial Officer shall have delivered a certificate to the Administrative Agent stating that on such date (a) the German Reorganization has been consummated, (b) the portion of the aggregate outstanding ABT Credit Exposures represented by ABT Loans and Swingline Loans to, Letters of Credit for the account of, and LC Disbursements owing by the European J.V. and Lux Tires do not, after giving effect to the German Reorganization, exceed €125,000,000 and (c) as of such date, before and after giving effect to the German Reorganization, (i) no Default or Event of Default has occurred and is continuing, and (ii) the representations and warranties of Goodyear, the European J.V. and each other Borrower set forth herein and in the Second Amendment to this Agreement are true and correct in all material respects, except to the extent such representations and warranties relate to an earlier date (in which case they were true and correct as of such earlier date).
          (b) Section 2.01 of the Credit Agreement is hereby amended by replacing subclause (iii) of clause (a) thereof with the following: “(iii) the portion of the aggregate outstanding ABT Credit Exposures represented by ABT Loans and Swingline Loans to, Letters of Credit for the account of, and LC Disbursements owing by the European J.V. and Lux Tires exceeding (A) at any time prior to the German Reorganization Date, €195,000,000, and (B) at any time on or after the German Reorganization Date, €125,000,000”.
          (c) Section 6.11 of the Credit Agreement is hereby amended by replacing the first word thereof with the following phrase: “At all times prior to the German Reorganization Date (on and after which date the provisions of this Section 6.11 shall have no further effect), notwithstanding”.
          (d) The Credit Agreement is hereby amended by inserting immediately after Section 6.11 thereof the following new Section 6.12:
     “SECTION 6.12. German Subsidiary Matters. Notwithstanding any other provision of this Agreement, the German Reorganization may be consummated on the German Reorganization Date. On and after the German Reorganization Date, notwithstanding any provision to the contrary contained in this Agreement, GDTG shall at all times hold directly (and not through subsidiaries) not less than 80% of all the PP&E of all the J.V. Subsidiaries organized under the laws of the Federal Republic of Germany as of the end of the then most recently ended period for which financial statements have been delivered under Section

5.01(a) or (b). For purposes of this Section, “PP&E” means property, plant & equipment.
          (e) The Credit Agreement is hereby amended by inserting immediately after Section 7.03 thereof the following new Section 7.04:
     “SECTION 7.04. Collections. On and after the German Reorganization Date, if, following the occurrence and during the continuance of an Event of Default and the decision of the Required Lenders to exercise remedies under the guarantees and security documents, any proceeds are received in respect of any Guarantee of the Obligations or any Collateral securing the Obligations, in each case of any J.V. Loan Party, Goodyear or any US Subsidiary Guarantor other than the J.V. Subsidiaries organized under the laws of the Federal Republic of Germany, such proceeds shall be deposited in a collateral account in the name of and under the exclusive dominion and control of the Collateral Agent and shall be held by the Collateral Agent until such time as the Collateral Agent determines that either (i) all proceeds that are reasonably likely to be realized from GDTG and its subsidiaries organized under the laws of the Federal Republic of Germany or from their respective assets have been realized or (ii) the application of such funds held in such account to pay the Obligations shall result in the payment in full of all the Obligations, at which time such funds held in such account shall be applied as set forth in Section 5.03 of the Guarantee and Collateral Agreement.
          SECTION 3. Representations and Warranties. Each of Goodyear and each Borrower represents and warrants to the Administrative Agent and the Lenders that:
          (a) On the date hereof, after giving effect to this Amendment, no Default has occurred and is continuing.
          (b) All representations and warranties of Goodyear, the European J.V. and each other Borrower set forth herein and in the Credit Agreement are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties relate to an earlier date (in which case they were true and correct as of such earlier date).
          SECTION 4. Fees. Goodyear agrees to pay on the Amendment Effective Date to the Administrative Agent, for the account of each Lender that executes and delivers a counterpart of this Amendment to the Administrative Agent (or its counsel) at or prior to noon, New York City time, on August 22, 2008, a work fee (the “Work Fee”) in an amount equal to 0.05% of the aggregate amount of such Lender’s Commitments. All such fees shall be payable in immediately available funds and shall not be refundable.

          SECTION 5. Conditions Precedent to Effectiveness. This Amendment shall become effective as of the date (the “Amendment Effective Date”) on which the Administrative Agent shall have received (a) counterparts hereof duly executed and delivered by Goodyear, each Borrower and the Majority Lenders, (b) a certificate of an Financial Officer of Goodyear stating that on the Amendment Effective Date (i) no Default or Event of Default has occurred and is continuing, and (ii) the representations and warranties of Goodyear, the European J.V. and each other Borrower set forth herein and in the Credit Agreement are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties relate to an earlier date (in which case they were true and correct as of such earlier date), and (c) the Work Fees payable to the Lenders that delivered counterparts of this Amendment on or prior to the time specified in Section 3.
          SECTION 6. No Other Amendments or Waivers; Confirmation. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect. Nothing herein shall be deemed to entitle Goodyear or the Borrowers to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement in similar or different circumstances. This Amendment shall be a Credit Document for all purposes of the Credit Agreement. On and after the Amendment Effective Date, any reference to the Credit Agreement shall mean the Credit Agreement as modified hereby.
          SECTION 7. Expenses. Goodyear agrees to pay or reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP and Allen & Overy LLP, counsel for the Administrative Agent.
          SECTION 8. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.
          SECTION 9. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment may be delivered by facsimile transmission of the signature pages hereof.
          SECTION 10. Austrian Matters. Each party hereto is reminded of its obligations under Section 9.20 of the Credit Agreement and confirms that it will execute this Amendment outside the Republic of Austria, it will not send any notice or other communication in respect of this Amendment into or from the Republic of Austriabring and it will not send to or otherwise produce in Austria an original copy, notarised copy or certified copy of this Amendment.

          SECTION 11. Headings. The section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.
          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

THE GOODYEAR TIRE & RUBBER COMPANY,

by	/s/ Damon Audia
Name: Damon Audia
Title: Vice President and Treasurer

GOODYEAR DUNLOP TIRES EUROPE B.V.,

by	/s/ D. Golsong
Name: Dominique Golsong
Title: Director and Chief Legal Officer

by	/s/ W. Schiemichen
Name: Wolfgang Schiemichen
Title: Vice President Finance EMEA

GOODYEAR DUNLOP TIRES GERMANY GMBH,

by	/s/ R. Landwehr
Name: Dr. Rainer Landwehr
Title: Group Managing Director

by	/s/ Luca Crepaccioli
Name: Luca Crepaccioli
Title: Finance Director

GOODYEAR GMBH & CO. KG,

by	/s/ Frank Titz
Name: Frank Titz
Title: Managing Director

by	/s/ Dieter Scholling
Name: Dieter Scholling
Title: Managing Director

DUNLOP GMBH & CO. KG,

by	/s/ Jean-Jacques Wiroth
Name: Jean-Jacques Wiroth
Title: Managing Director

by	/s/ Michael Kuhn
Name: Michael Kuhn
Title: Managing Director

GOODYEAR LUXEMBOURG TIRES S.A.,

by	/s/ Hymann Lange
Name: Hymann Lange
Title: Finance Director

by	/s/ M. Stephany
Name: Monique Stephany
Title: Authorized Signature

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J.P. MORGAN EUROPE LIMITED, individually and as Administrative Agent,

by	/s/ Ching Loh
Name: Ching Loh
Title: Associate

JPMORGAN CHASE BANK, N.A. individually and as Collateral Agent,

by	/s/ Robert P. Kellas
Name: Robert P. Kellas
Title: Executive Director

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The undersigned institution hereby approves and becomes a party to the Second Amendment dated as of August 22, 2008, to the Amended and Restated Revolving Credit Agreement dated as of April 30, 2007, of The Goodyear Tire & Rubber Company; Goodyear Dunlop Tires Europe B.V., Goodyear Dunlop Tires Germany GmbH, Goodyear GmbH & CO. KG, Dunlop GmbH & CO. KG and Goodyear Luxembourg Tires S.A.:

NAME OF INSTITUTION:

by
Name:
Title:

For any institution requiring a second signature line:

by
Name:
Title:

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Schedule 1
German Reorganization
RVM Reifen Vertriebsmananagement GmbH will be merged into Goodyear Dunlop Tires Germany (“GDTG”), with GDTG being the surviving entity. As a consequence of such merger, each of Goodyear GmbH & Co. KG, Dunlop GmbH & Co. KG, Fulda Reifen GmbH & Co. KG and M-Plus Multimarkenmanagement GmbH & Co. KG ceases to exist without liquidation and all of their assets and liabilities pass to GDTG (so-called collapse merger - Anwachsung) by operation of law with legal effect as of the registration of such merger with the commercial register.

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